
                                  Exhibit 11.1
                            Maverick Tube Corporation
                                 and Subsidiary

                    Computation of Per Share Earnings (Loss)


                                                                   Year ended September 30
                                                             (In thousands except per share data)
                                                          -------------------------------------------
                                                                1996          1995         1994
                                                          -------------------------------------------

Primary:
   Average shares outstanding                                   7,470         7,440         6,397
   Net effect of stock options                                     30            20            26
                                                          ===========================================
                                                                7,500         7,460         6,423
                                                          ===========================================

Net income (loss) used in per share calculations
                                                             $  7,538       $(2,334)      $   429
                                                          ===========================================
Net income (loss) per common and common equivalent
    share                                                    $   1.01       $  (.31)      $   .07
                                                          ===========================================

Fully Diluted:
   Average shares outstanding                                   7,470         7,440         6,397
   Net effect of stock options                                    100            20            29
                                                          ===========================================
                                                                7,570         7,460         6,426
                                                          ===========================================

Net income (loss) used in per share calculations
                                                             $  7,538       $(2,334)      $   429
                                                          ===========================================
Net income (loss) per common and common equivalent
    share                                                    $   1.00       $ (0.31)      $   .07
                                                          ===========================================

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